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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Birmingham Steel Corporation
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                (Name of Registrant as Specified In Its Charter)

                      The United Company Shareholder Group
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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For immediate release

           BIRMINGHAM STEEL CORPORATION SHAREHOLDER GROUP FILES PROXY


Bristol, VA--(August 24, 1999)--A concerned group of Birmingham Steel (NYSE:BIR) shareholders today filed a preliminary proxy statement with the SEC seeking to replace Birmingham Steel's Board of Directors and name John Correnti as Chairman and CEO at the annual meeting of shareholders to be held in October. The United Company Shareholder Group includes long-term shareholders and represents 2,309,303 shares of Birmingham stock, or approximately 7.8 percent of shares outstanding.

     A slate of nine directors proposed by The United Company Shareholder Group (the "Group) is led by Mr. John D. Correnti, slated as Chairman and CEO of Birmingham Steel, who was most recently Vice Chairman, President and Chief Executive Officer of Nucor Corporation, Charlotte, North Carolina.

     According to the proxy filing, Birmingham Steel's stock has over the last two years provided lower than forecast earnings and underperformed both the S&P500 stock index and an index of peer group companies.

     On August 18, Birmingham Steel announced a restructuring program which will delay and impact the fourth quarter earnings release.

     As stated in the filing, the Group does not believe that the performance of current management evidences an ability to manage the present organization and thus complete a restructuring. At issue is which Board and CEO can restore the value of the Birmingham Steel stock and repair relationships with Birmingham Steel's shareholders, customers, employees and suppliers.

     Birmingham Steel has not as yet filed its proxy for the annual shareholder meeting nor issued its results for the fourth quarter, which ended June 30.

     The United Company Shareholder Group is a group of concerned Birmingham Steel shareholders with a principal address in Bristol, Virginia. Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States.

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for further information, contact the Group at (205) 458-5357